                                                  As amended as of
                                                   July 26, 1995





                               BY-LAWS

                                  OF

                         BOWATER INCORPORATED





                              ARTICLE 1

                     CERTIFICATE OF INCORPORATION


             The purpose of the Corporation, certain rights and powers of the Corporation and of its directors and stockholders, the location of its registered office in the State of Delaware and its capital stock shall all be as set forth in the Certificate of Incorporation of the Corporation; and the management of the business and the conduct of the affairs of the Corporation shall be subject to the provisions of the said Certificate, which is hereby made a part of these By-Laws. In case of any irreconcilable inconsistency between the Certificate of Incorporation and these By-Laws, provisions in the Certificate of Incorporation shall prevail.
             All references in these By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended.

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                               ARTICLE 2
               PLACE OF MEETINGS AND LOCATION OF OFFICES

             The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the Corporation shall have a resident agent, who may be either an individual or a corporation, in charge thereof.
             The stockholders and directors may hold their meetings and have an office or offices outside of the State of Delaware.



                              ARTICLE 3
                       MEETINGS OF STOCKHOLDERS


             Section 3.1.  Annual Meeting.  The annual meeting
of stockholders for the election of Directors and for such other matters as may be properly brought before the stockholders meeting shall be held in each year on such date and at such time and place either within or without the State of Delaware as shall be determined by resolution of the Board of Directors of the Corporation.
(7/26/95)        Any business properly brought before an annual
meeting of stockholders may be transacted at that meeting. To be properly brought before an annual meeting, the business must be (i) specified in the written notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or otherwise brought before the meeting by or at the direction of the Board of Directors, or (ii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given

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written notice of the proposed business, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, such that the Secretary shall receive such notice at least 120 days prior to the anniversary date of the immediately preceding annual meeting or not later than 10 days after notice or public disclosure of the date of the annual meeting shall be given or made to stockholders, whichever date shall be earlier. Subject to
Section 3.11 of these By-Laws, any such notice shall set forth as to each item of business the stockholder shall propose to bring before the annual meeting:
             (a) a description of such item of business and the reasons for conducting it at such meeting and, in the event that such item of business shall include a proposal to amend either the Certificate of Incorporation or these By-Laws, the text of the proposed amendment;
             (b) the name and address of the stockholder proposing such item of business;
             (c) the class and number of shares held of record, held beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such a date has been established) and as of the date of such notice and a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such item of business; and
             (d) any material interest of the stockholder in such item of business.
             Only business that shall have been properly brought before an annual meeting of stockholders in accordance with these


                                   3
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By-Laws shall be conducted at such meeting, and the officer or other person presiding over the meeting as provided in Section 3.5 of these By-Laws may refuse to permit any business to be brought before such meeting that shall not have been properly brought before it in accordance with these By-Laws.
             Section 3.2.  Special Meetings.  Special meetings
of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President of the Corporation, or a Committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these By-Laws, include the power to call such meetings, and special meetings may not be called by any other person or persons. Each such call shall state the time, place and purpose of the meeting. The place of the meeting may be any place stated in the call, within or outside the State of Delaware.
(7/23/84)        Section 3.3.  Notice of Meetings.  No action shall
be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders. Notice of each annual or special meeting of the stockholders stating the place, day and hour thereof and the purposes for which the meeting is to be held shall be given the manner specified by Article 5 by the Secretary (or by a person designated for the purpose either by the Secretary or by the person or persons calling the meeting or by the Board of Directors), not less than ten (10) or more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation, or a sale, lease or exchange of all

                                   4

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or substantially all of its assets, such notice shall be given not less than twenty (20) days nor more than sixty (60) days prior to such meeting.
             If any any meeting action is proposed to be taken which, if taken, would entitle any stockholders to appraisal rights pursuant to section 262 of the Delaware General Corporation Law, the notice of such meeting shall also contain a statement of such purpose and to that effect and shall be accompanied by a copy of that statutory section.
             Section 3.4.  Stockholders List.  The officer who
has charge of the transfer books for shares of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.
The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
             Section 3.5.  Organization of Meetings.  At each
meeting of the stockholders the Chairman, or, in his absence, the President, or, in their absence, any Vice President, or in all their


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absence, a stockholder, director or officer appointed by the Board of
Directors, or if they fail to act, chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat, shall act as chairman; and the Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries , a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
             Section 3.6.  Quorum.  At any meeting of the
stockholders, unless otherwise provided by law or by the Certificate of Incorporation, the holders of one-third of the shares of stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or by proxy, shall be necessary to and shall constitute a quorum for the consideration of such question. If, however, a meeting of stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting, until a quorum shall be present or represented. In case of a meeting for the election of directors, such meeting may be adjourned only from day to day or for such longer periods, not exceeding fifteen days each, until such directors have been elected. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting. If the adjournment is for more than

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thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
             Section 3.7.  Vote Required.  When a quorum is
present at any meeting, all elections of directors shall be determined by plurality vote, and all other questions brought before such meeting shall be determined by the vote of stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to cast on the particular matter, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
             Section 3.8.  Voting.  Each stockholder having the
right to vote shall at every meeting of the stockholders be entitled to vote in person or by proxy; and unless otherwise provided by statute or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each outstanding share registered in his name on the books of the Corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting.
             Section 3.9.  Proxies; Appointment and Revocation.
Each proxy shall be in writing, executed by the stockholder giving the proxy or by his attorney thereunto authorized, or by a telegram, cable or telex, filed with the Secretary of the Corporation; but no proxy shall be voted after three years from its date, unless the proxy expressly provides for a longer period. A proxy, unless coupled with


                                   7
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an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.
             Section 3.10.  Judges of Election.  In advance of
any meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three as shall be determined by the Board of Directors, except that, if appointed at the meeting on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three as shall be determined by the Board of Directors, except that, if appointed at the meeting on the request of one or more stockholders or proxies, the holders of a majority of the shares of the Corporation present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.
             In case any person appointed as a judge fails to
appear or fails or refuses to act, the vacancy may be filled by
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appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the officer or person acting as chairman.
             The judges of election shall determine the number
of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders.
The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.
             On request of the chairman of the meeting, or of
any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.
(7/26/95)        Section 3.11. Notification of Nominations.  Subject
to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of


                                   9

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directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the intent of such stockholder to make such nomination shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting shall first be given to stockholders. Each such notice shall set forth:
             (a) the name and address of the stockholder who shall intend to make the nomination and of the person or persons to be nominated;
             (b) the class and number of shares held of record, held beneficially and represented by proxy by such stockholder as of the record date of the meeting (if such a date has been established) and as of the date of such notice and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
             (c)  a description of all arrangements or
understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
              (d) such other information regarding each nominee proposed by such stockholder as would have been required to be

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included in a proxy statement filed pursuant to the proxy rules of the
Securities and Exchange Commission had each nominee been nominated,or intended to be nominated, by the Board of Directors; and
             (e) the consent in writing of each nominee to serve as a director of the Corporation if so elected.
             The officer or other person presiding over the meeting as provided in Section 3.5 of these By-Laws may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                              ARTICLE 4

                          BOARD OF DIRECTORS


             Section 4.1.  Number, Election and Tenure.  A Board
of Directors shall be chosen by ballot at the annual meeting of stockholders or at a special meeting for that purpose held in place thereof. No director need be a stockholder.
             The number of directors constituting the whole
Board shall be not less than nine nor more than fifteen as fixed from time to time by resolution of the whole Board; provided, that no decrease in the number of directors shall shorten the term of any incumbent director.
             The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then if such fraction is one-third, the

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extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution of the Board of Directors.
             Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of calendar year 1984; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of calendar year 1985;
and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of calendar year 1986.
             In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term, or his prior death, retirement or resignation, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships

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shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution of the Board of Directors. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his earlier death, resignation or removal.
             Section 4.2.  Resignation.  Any director may resign
at any time by written notice to the Board of Directors, the Chairman, the President or the Secretary. Such resignation shall take effect immediately upon receipt thereof or at any later time specified therein. Unless otherwise specified in any such notice, acceptance of such resignation shall not be necessary to make it effective.
             Section 4.3.  Removal.  A director may be removed
only for cause and only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an election of directors, at a special meeting of the stockholders called and held for that purpose.
             Section 4.4. Vacancies; New Directorships. Any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors, acting by
(i) a vote of at least a majority of the remaining directors then in office, though less than a quorum, if no Acquiring Stockholder (as defined in the Certificate of Incorporation) has become such in the twelve months immediately preceding the occurrence of such vacancy or the creation of such new directorship, or (ii) a vote of at least 75% of the Continuing Directors (as defined in the Certificate of

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Incorporation) then in office, though less than a quorum, if an
Acquiring Stockholder has become such in the twelve months immediately preceding in the occurrence of such vacancy or the creation of such new directorship. Each director so chosen shall hold office until the next election of directors of the class of which he is a member and until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. When one or more directors shall resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies by acting in the manner specified in the first sentence of this Section (except that for purposes of determining whether clause (i) or clause (ii) shall be applicable, a vacancy shall be deemed to have occurred at the time of such resignation), the vote thereon to take effect when such resignation or resignations shall become effective; and each such director so chosen shall hold office as provided in this Section in the filling of other vacancies.
             Section 4.5.  Powers of Directors.  The business
and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which shall have and may exercise without limit all the powers of the Corporation and do all lawful acts and things on its behalf, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.
             Section 4.6.  Meetings of the Board of Directors.
Regular meetings of the Board of Directors may be held at such place and at such times as the Board may by vote from time to time

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determine, and, if so determined, no notice thereof need be given.  If any meeting date shall fall upon a legal holiday, such meeting shall be held on the next succeeding business day at the same hour and at the same place at which the meeting was to have been held.
             Special meetings of the Board of Directors may be held at any time and at any place when called by the Chairman, Vice Chairman, President or by any four or more directors, upon five days' notice thereof (which may include Sundays and holidays) being given to each director in the manner specified in Article 5 hereof, or at any time without call or formal notice, provided all the directors are present or waive notice thereof in writing, signed before or after the meeting.
             Section 4.7.  Meetings by Telephone Conference.
Members of the Board of Directors, or any committee designated by the Board, may participate in any meeting of the Board or such Committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these By-Laws shall constitute presence in person at such meeting.
             Section 4.8. Quorum of the Board of Directors. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum, may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the vote of a majority of the directors in attendance thereat shall be the act of the Board of Directors, except where a vote of a larger number of the directors is

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required by law, by the Certificate of Incorporation or by these
By-Laws.
             Section 4.9.  Organization of Meetings.  At each
meeting of the Board of Directors the Chairman, or, in his absence, the Vice Chairman, or, in their absence, the President, or, in all their absence, a director chosen by a majority of the directors present, shall act as chairman; and the Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
             Section 4.10.  Action by Written Consent.  Any
action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
             Section 4.11.  Committees of Directors.  The Board
of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, and subject to the authority of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board is not in session, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may

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designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The foregoing and any other provision of these By-Laws notwithstanding, any delegation to a committee of the power of the Board of Directors to take such actions as would require a greater than majority vote or a specified vote of a specified class of the directors in order for the Board itself to adopt such actions must be made by such greater than majority vote or such specified vote of the specified class of directors.
             Section 4.12.  Restrictions on Authority of
Committees. No committee shall have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), to adopt an agreement of merger or consolidation, to recommend to the stockholders

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the sale, lease or exchange of all or substantially all of the
Corporation's property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, to amend the By-Laws of the Corporation, or, unless the resolution creating such committee expressly so provides, to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.
             Section 4.13.  Procedures for Committees.  Each
committee shall keep regular minutes of its proceedings and all action by such committee shall be reported to the Board of Directors at its meeting next succeeding such action. Each committee shall fix its own rules of procedure, provided that such rules are consistent with these By-Laws, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed number of each committee shall constitute a quorum and in every case in which a quorum is present an affirmative vote by a majority of the members of the Committee present shall be the act of the committee.
             Section 4.14.  Compensation of Directors.  The
directors shall receive such compensation for their services as the Board of Directors may from time to time determine; provided, however, that directors who are also officers or employees of the Corporation or a subsidiary of the Corporation shall not be entitled to any such compensation as a director; and all directors shall be reimbursed for their expenses of attendance at each regular or special meeting of the Board of Directors. Members of any committee of directors may be

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allowed like compensation and reimbursement for expenses for serving as members of any such committee and for attending committee meetings.
(1/23/85)        Section 4.15.  Mandatory Retirement.  Inside
directors - those employed by the company - are required to resign at age 65 (or at the time of retirement or other termination from company employment, if earlier). Outside directors will not be able to stand for re-election after reaching age 70.


                              ARTICLE 5

                               NOTICES



             Section 5.1.  Method of Giving Notice.  Whenever,
under the provisions of any statute, or the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, such notice shall be in writing and may be delivered personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to such person at this address as it appears on the records of the Corporation. Notice to any director may also be given by telegram, cable or telex or by leaving he notice at the residence or usual place of business of such director.
             Section 5.2.  Waiver of Notice.  Whenever any
notice is required to be given under the provisions of any statute, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether given before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of

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stockholders, in person or by proxy, or at a meeting of the Board of
Directors shall constitute a waiver of notice of such meeting, except when a person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except in the case of a special meeting of stockholders or of the Board of Directors, neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.


                              ARTICLE 6

                         OFFICERS AND AGENTS


             Section 6.1.  Election, Tenure, etc.   The Board of
Directors shall choose a President and a Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may determine from time to time which officers shall be designated Chief Executive Officer and Chief Financial Officer, respectively, of the Corporation. The Board of Directors may also choose one or more Vice Presidents, a Controller and one or more Assistant Controllers, a General Counsel and one or more Assistant General Counsels, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold such office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is

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elected and qualified or until his earlier death, resignation or removal. Any officer may resign by written notice to the Corporation and may be removed at any time with or without cause by the Board of Directors. The officers shall receive such remuneration for services under such terms as the Board of Directors shall determine. Except in respect of the offices of President and Secretary, any person may hold two or more offices. Each officer shall have in addition to such duties and powers herein set forth such duties and powers not inconsistent with these By-laws as the Board of Directors shall from time to time designate.
             Section 6.2.  Executive Officers.  The Chairman,
the Vice Chairman, the President, and the Vice President(s) shall have such powers and functions as shall be determined by the Board of Directors.
             Section 6.3.  Treasurer.  The Treasurer shall,
subject to the direction and the supervision of the Board of Directors (or such officer as the Board may appoint), have the care and control of the funds of the Corporation. He shall maintain banking arrangements and receive, have custody of and distribute the Corporation's monies. He shall invest the surplus funds of the Corporation as required and provide for the custody and delivery of the investment securities in exchange for cash when appropriate. The Treasurer shall have such number of Assistant Treasurers to assist him in his duties having such powers as the Board of Directors shall from time to time determine and appoint.
             Section 6.4.  Controller.  The Controller shall,
subject to the direction and under the supervision of the Board of

Directors (or such officer as the Board may appoint), keep or cause to be kept accurate books of accounts which shall be the property of the Corporation. He shall establish, coordinate and administer, as an integral part of management, an adequate system for the control of operations. He shall maintain systems for measuring actual operations with operating plans and standards and report thereon. He shall establish and maintain internal fiscal controls. The Controller shall have such number of Assistant Controllers to assist him in his duties, having such powers as the Board of Directors shall from time to time determine and appoint.
             Section 6.5. Secretary. The Secretary shall have custody of the valuable papers of the Corporation (except the books of account) and of the corporate seal and shall record all the proceedings of the meetings of the stockholders, the Board of Directors and the various committees of the Board in books kept for those purposes and in the absence of the Secretary from any such meeting an Assistant Secretary or a Secretary pro tempore shall record the proceedings thereof.
             The Secretary shall have such number of Assistant Secretaries to assist him in his duties having such powers as the Board of Directors may from time to time determine.


                              ARTICLE 7

            CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.


             Section 7.1. Authority of Officers. The Board of Directors, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.
             Section 7.2.  Authorized Loan; Security.  No loan
shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunder authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and of such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, such officers may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.
             Section 7.3.  Endorsement of Checks, etc.   All
checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation as shall from time to time be determined by resolution of the Board of Directors. Each such officer or employee shall give such bond, if any, as the Board of Directors may require.
             Section 7.4. Deposit of Funds. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate, or as may be designated by an officer of officers, agent or agents, attorney or attorneys or employee or employees of the Corporation to whom such power may be delegated by the Board of Directors.
             Section 7.5.  Bank Accounts.  The Board of
Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as it may designate or as may be designated by an officer or officers, agent or agents, attorney or attorneys or employee or employees of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.
              Section 7.6. Rights of Corporation as Stockholder. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys, or agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or to consent in respect of such stock or other securities; and the President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary or appropriate in order that the Corporation may exercise such powers and rights.



                              ARTICLE 8

             UNCERTIFICATED SHARES AND STOCK CERTIFICATES



             Section 8.1. Uncertificated Shares. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer or uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing (a) any written restriction on the transfer or registration of transfer of such stock which is imposed by the Certificate of Incorporation or these By-Laws,

(b) if such stock is issued pursuant to a voting trust agreement, a statement of that fact and (c) if the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, a full or summary statement of, or a statement that the Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
             Section 8.2.  Stock Certificates.  Notwithstanding
the adoption by the Board of Directors of a resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to a certificate, in such form as shall in conformity to law be prescribed from time to time by the Board of Directors, representing the number of shares owned by him in the Corporation and registered in certificate form. Such certificate shall be signed by, or in the name of the Corporation by the Chairman, the Vice Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation; provided, however, that, where such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of the

Chairman, Vice Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall have ceased to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates is issued, such certificate or certificates may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
             Section 8.3.  Registration of Transfer.  The Board
of Directors shall cause suitable records to be kept for the registry and transfer of the shares of the capital stock of the Corporation. Upon presentation to the Corporation or its transfer agent of a certificate for shares duly indorsed by an appropriate person or an instruction requesting the transfer, pledge or release of uncertificated shares originated by the appropriate person, together with reasonable assurance that such indorsement or instruction is genuine and effective and such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require, the transfer, pledge or release shall be registered as requested. No transfer of shares of stock represented by a certificate shall be valid except upon the surrender and cancellation of the old certificate or as provided in section 8.4 of these By-Laws.
             Section 8.4. Loss of Certificate. In case of the mutilation or of the alleged loss, theft or destruction of a certificate of stock, a new certificate of stock or uncertificated shares may be issued in the place thereof. In the case of the mutilation, loss, theft or destruction of a certificate, the Board of Directors may, in its discretion, require the owner of the mutilated, lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged mutilation, loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares, accompanied by appropriate affidavit of mutilation, loss, theft or destruction. A new certificate or uncertificated shares may be issued without requiring a bond when in the judgment of the Board of Directors it is proper to do so. The Board of Directors, however, may in its discretion refuse to issue any such new certificates or uncertificated shares except pursuant to legal proceedings under the laws of the State of Delaware.
(4/22/86)        Section 8.5.  Restrictions on Transfer.  The Board
of Directors may impose restrictions on the transfer of the rights, to be distributed as a dividend pursuant to the Rights Agreement, dated as of April 22, 1986, by and between the Corporation and Morgan Guaranty Trust Company of New York, as and to the extent required by such Rights Agreement, as amended from time to time.


                              ARTICLE 9

                          GENERAL PROVISIONS


             Section 9.1.  Fixing Record Date.  In order that
the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, then (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (b) the record date for determining stockholder for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
             Section 9.2.  Registered Stockholders.  The
Corporation shall be entitled to recognize a person registered on its books as the holder of shares as the sole owner of such shares for all purposes, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. Without limiting the generality of the foregoing, the Corporation shall be entitled to recognize the exclusive right of a person whose holding of shares is so registered on its books as of any record dated fixed or determined pursuant to section 9.1 of these By-Laws to be treated as the sole owner of such shares for the purpose for which such record date was so fixed or determined.
             Section 9.3.  Dividends.  Dividends upon the
outstanding stock of the Corporation, of any class or series, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation of any class or series, subject to the provisions of the Certificate of Incorporation.
             Section 9.4.  Reserves.  Before payment of any
dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
             Section 9.5.  Fiscal Year.  Except as from time to
time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.
             Section 9.6.  Seal.  The seal of the Corporation
shall, subject to alteration by the Board of Directors, consist of a flat faced circular die with the words "Bowater Incorporated, Delaware, 1964, Corporate Seal" cut or engraved thereon. The seal may be used by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.



                              ARTICLE 10

                              AMENDMENTS



             New By-Laws of the Corporation may be adopted or the By-Laws of the Corporation may be amended or repealed by a vote of either a majority of the directors of the Corporation or a majority of the voting power of the Corporation; provided, however, that any By-Laws concerning the election of removal of directors, the range of the number of directors, the exact number of directors within such range or the method of fixing either such range or the exact number of directors within such range, the classification of the Board of Directors, the filling of vacancies on the Board of Directors, the requirement, if then in the Certificate of Incorporation and these By-Laws, that all stockholder action must be taken at an annual or special meeting, the calling of special meetings of the stockholders, or the method of adopting, amending or repealing of By-Laws may not be amended, adopted or repealed, nor shall any other By-Law be amended, adopted or repealed which will have the effect of modifying or permitting the circumvention of such By-Laws, unless such adoption, amendment or repeal is approved by the affirmative vote of 75% of the Continuing Directors (where such adoption, amendment or repeal may be effected by the Board of Directors) or by the affirmative vote of the holders of not less than 75% of the voting power of the Corporation. The foregoing notwithstanding, in case of any irreconcilable inconsistency between the Certificate of Incorporation and the By-Laws of the Corporation, provisions in the Certificate of Incorporation shall prevail.



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